Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:

Shanye Hudson, Director, Investor Relations, phone: 510/572-4589, e-mail: shanye.hudson@lamresearch.com

Lam Research Corporation Announces Financial Results for the Quarter Ended March 25, 2012

FREMONT, Calif., April 18, 2012—Lam Research Corporation’s (NASDAQ: LRCX) highlights for the March 2012 quarter were:

Lam Research Corporation

Financial Highlights for the Quarter Ended March 25, 2012

(in thousands, except per share data and percentages)

	U.S. GAAP	Non-GAAP
Revenue:	$658,961	$658,961
Operating Margin:	8.8%	11.1%
Net Income:	$45,604	$60,621
Diluted EPS:	$0.38	$0.50

Lam Research Corporation today announced financial results for the quarter ended March 25, 2012. Revenue for the period was $659.0 million, gross margin was $267.1 million, or 40.5%, operating expenses were $209.0 million, and net income was $45.6 million, or $0.38 per diluted share, compared to revenue of $584.0 million, gross margin of $234.8 million, or 40.2%, operating expenses of $187.3 million, and net income of $33.2 million, or $0.27 per diluted share, for the December 2011 quarter. Shipments for the March 2012 quarter were $713 million compared to $563 million during the December 2011 quarter.

In addition to U.S. Generally Accepted Accounting Principles (GAAP) results, this commentary contains non-GAAP financial measures. The Company’s non-GAAP results for both the March 2012 and December 2011 quarters exclude the amortization of convertible note discounts and certain acquisition-related costs. Additionally, the Company’s non-GAAP results for the March 2012 quarter exclude certain integration-related costs and certain costs associated with a customer bankruptcy filing, and non-GAAP results for the December 2011 quarter exclude certain restructuring and impairment charges. Management uses non-GAAP gross margin, operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s web site at http://investor.lamresearch.com.

Non-GAAP net income was $60.6 million, or $0.50 per diluted share, in the March 2012 quarter compared to non-GAAP net income of $41.0 million, or $0.34 per diluted share, for the December 2011 quarter. Non-GAAP gross margin for the March 2012 quarter was $269.8 million, or 40.9%, compared to non-GAAP gross margin of $234.0 million, or 40.1%, for the December 2011 quarter. Gross margin performance reflected improved factory utilization as a result of greater business volumes offset by less favorable customer mix. Non-GAAP operating expenses for the March 2012 quarter increased to $196.8 million compared with the December 2011 quarter of $180.4 million primarily due to increased levels of investment in support of our strategic growth initiatives as well as higher levels of variable compensation, aligned with the improved financial performance.

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Lam Announces Financial Results for the March 2012 Quarter

The geographic distribution of shipments and revenue during the March 2012 quarter is shown in the following table:

Region	Shipments	Revenue
North America	12%	20%
Europe	8%	9%
Japan	7%	7%
Korea	48%	37%
Taiwan	14%	16%
Asia Pacific	11%	11%

Cash and cash equivalents, short-term investments and restricted cash and investments balances were $2.6 billion at the end of the March 2012 quarter, compared to $2.4 billion at the end of the December 2011 quarter. The increase in cash and cash equivalents, short-term investments and restricted cash and investments balances during the quarter was primarily due to operating activities and the cash settlement of a stock repurchase agreement that did not execute. Cash flows from operating activities were approximately $146.4 million during the March 2012 quarter. Deferred revenue and deferred profit balances at the end of the March 2012 quarter increased to $246.2 million and $139.6 million, respectively. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $18.5 million as of March 25, 2012.

“Lam began 2012 on a strong note, delivering against our financial commitments for the March quarter while executing against the significant plans which support our strategic growth objectives,” stated Martin Anstice, Lam’s president and chief executive officer. “We continue to make substantive progress in advancing the capabilities of our core products in etch and single-wafer clean to help our customers address next-generation process challenges. Additionally, we are moving steadily towards the expected completion of our acquisition of Novellus Systems, with integration planning well underway. These activities combine to make calendar 2012 a transformative year for the Company, and we are excited about the opportunities we see ahead.”

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Lam Announces Financial Results for the March 2012 Quarter

Participants in the Solicitation

The directors and executive officers of Lam Research and Novellus Systems, Inc. (“Novellus,” and together with Lam Research and their subsidiaries, the “Merged Company”) may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed merger of Lam Research and Novellus (the “Merger”). Lam Research filed a registration statement that includes the joint proxy statement/prospectus with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies to approve the proposed transaction, which the SEC declared effective on March 28, 2012. Information regarding Lam Research’s directors and executive officers and their respective interests in Lam Research by security holdings or otherwise is available in its Annual Report on Form 10-K filed with the SEC on August 19, 2011 and its Proxy Statement on Schedule 14A filed with the SEC on September 19, 2011. Information regarding Novellus Systems’ directors and executive officers and their respective interests in Novellus Systems by security holdings or otherwise is available in its Annual Report on Form 10-K filed with the SEC on February 24, 2012, its Annual Report on Form 10-K/A filed with the SEC on March 23, 2012, and its Proxy Statement on Schedule 14A filed with the SEC on April 8, 2011. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and registration statement, and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed transaction.

How to Find Further Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, Lam Research filed with the SEC a registration statement on Form S-4, which the SEC declared effective on March 28, 2012 that includes a joint proxy statement of Lam Research and Novellus Systems and that also constitutes a prospectus of Lam Research. Lam Research and Novellus Systems will furnish the joint proxy statement/prospectus and other relevant documents to their respective security holders in connection with the proposed merger of Lam Research and Novellus Systems. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, WE URGE SECURITY HOLDERS AND INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LAM RESEARCH AND NOVELLUS SYSTEMS AND THE PROPOSED MERGER. The proposals for the merger are made solely through the joint proxy statement/prospectus. In addition, a copy of the joint proxy statement/prospectus may be obtained free of charge from Lam Research Corporation, Investor Relations, 4650 Cushing Parkway, Fremont, CA 94538-6401, or from Novellus Systems, Investor Relations, 4000 North First Street, San Jose, CA 95134. Security holders are able to obtain, free of charge, copies of the joint proxy statement/prospectus and S-4 Registration Statement and any other documents filed by Lam Research or Novellus Systems with the SEC in connection with the proposed Merger at the SEC’s website at http://www.sec.gov, and at the companies’ websites at www.LamResearch.com and www.Novellus.com, respectively.

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the anticipated revenue from shipments to Japanese customers, the closure of our acquisition of Novellus Systems and the benefits of that acquisition, the future capabilities of our core products, and the future opportunities for our business. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy; the strength of the financial performance of our existing and prospective customers; the introduction of new and innovative technologies; the occurrence and pace of technology transitions and conversions; the actions of our competitors, consumers, semiconductor companies and key suppliers and subcontractors; regulatory approvals and shareholder votes related to our merger with Novellus Systems; and the success of research and development and sales and marketing programs. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 26, 2011 and the reports on Form 10-Q for the three months ended September 25, 2011 and December 25, 2011. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of Lam Research, Novellus Systems, or the Merged Company, following the implementation of the Merger or otherwise. No statement in this announcement should be interpreted to mean that the earnings per share, profits, margins or cash flows of Lam Research or the Merged Company for the current or future financial years would necessarily match or exceed the historical published figures.

Lam Research Corporation is a major supplier of wafer fabrication equipment and services to the world’s semiconductor industry, where the company has been advancing semiconductor manufacturing for more than 30 years. As a technology and market share leader in plasma etch and single-wafer clean, Lam Research is leveraging its combined expertise to address some of today’s most advanced semiconductor processing challenges. Headquartered in Fremont, Calif., Lam Research maintains a global network of service facilities throughout North America, Asia, and Europe to meet the complex and changing needs of its global customer base. Lam’s common stock trades on The NASDAQ Global Select MarketSM under the symbol LRCX. Lam is a NASDAQ-100 ® company. For more information, visit http://www.lamresearch.com.

Consolidated Financial Tables Follow

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Lam Announces Financial Results for the March 2012 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 25, 2012	December 25, 2011	March 27, 2011	March 25, 2012	March 27, 2011
Revenue	$658,961	$583,981	$809,087	$1,923,378	$2,485,675
Cost of goods sold	391,814	350,014	435,068	1,138,381	1,326,897
Cost of goods sold - restructuring and impairments	—	(859)	—	(859)	—

Total costs of goods sold	391,814	349,155	435,068	1,137,522	1,326,897

Gross margin	267,147	234,826	374,019	785,856	1,158,778
Gross margin as a percent of revenue	40.5%	40.2%	46.2%	40.9%	46.6%
Research and development	113,448	104,024	96,880	320,031	273,710
Selling, general and administrative	95,581	83,256	80,143	259,037	228,137
Restructuring and impairments	—	—	—	1,725	(5,163)

Total operating expenses	209,029	187,280	177,023	580,793	496,684

Operating income	58,118	47,546	196,996	205,063	662,094
Operating margin as a percent of revenue	8.8%	8.1%	24.3%	10.7%	26.6%
Other income (expense), net	(3,568)	(7,785)	1,663	(23,426)	1,722

Income before income taxes	54,550	39,761	198,659	181,637	663,816
Income tax expense	8,946	6,549	16,419	30,983	65,996

Net income	$45,604	$33,212	$182,240	$150,654	$597,820

Net income per share:
Basic net income per share	$0.38	$0.28	$1.47	$1.25	$4.84

Diluted net income per share	$0.38	$0.27	$1.45	$1.24	$4.78

Number of shares used in per share calculations:
Basic	119,841	119,739	123,674	120,904	123,482

Diluted	120,956	120,873	125,293	121,830	125,097

Lam Announces Financial Results for the March 2012 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 25, 2012	December 25, 2011	June 26, 2011
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$1,410,267	$1,506,928	$1,492,132
Short-term investments	993,696	712,856	630,115
Accounts receivable, net	471,776	462,243	590,568
Inventories	376,126	373,130	396,607
Deferred income taxes	78,719	78,479	78,435
Other current assets	93,325	79,215	85,408

Total current assets	3,423,909	3,212,851	3,273,265
Property and equipment, net	279,955	272,409	270,458
Restricted cash and investments	165,220	165,217	165,256
Deferred income taxes	—	4,184	3,892
Goodwill and intangible assets	203,276	207,568	216,616
Other assets	120,903	115,918	124,380

Total assets	$4,193,263	$3,978,147	$4,053,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$651,655	$593,605	$680,759

Long-term debt, convertible notes, and capital leases	$755,427	$749,078	$738,488
Income taxes payable	115,570	115,616	113,582
Other long-term liabilities	61,469	57,104	51,193
Stockholders’ equity	2,609,142	2,462,744	2,469,845

Total liabilities and stockholders’ equity	$4,193,263	$3,978,147	$4,053,867

(1)	Derived from audited financial statements

Lam Announces Financial Results for the March 2012 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 25, 2012	December 25, 2011	March 27, 2011	March 25, 2012	March 27, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45,604	$33,212	$182,240	$150,654	$597,820
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,517	22,372	18,176	66,249	54,787
Deferred income taxes	3,723	(633)	(733)	3,090	(4,555)
Restructuring and impairment charges, net	—	(859)	—	866	(5,163)
Equity-based compensation expense	16,417	18,224	12,456	52,385	38,224
Income tax benefit on equity-based compensation plans	(1,048)	470	15,327	81	19,492
Excess tax benefit on equity-based compensation plans	(137)	(204)	(11,878)	(2,292)	(15,106)
Amortization of convertible note discount	6,750	6,671	—	20,014	—
Impairment of investment	—	—	—	1,724	—
(Gain) loss on equity method investment	(208)	202	—	(6)	—
Other, net	1,373	881	746	3,677	(2,818)
Changes in operating assets and liabilities:	51,406	88,680	25,259	105,871	239

Net cash provided by operating activities	146,397	169,016	241,593	402,313	682,920

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(27,978)	(26,682)	(35,769)	(70,392)	(92,924)
Net sales/maturities (purchases) of available-for-sale securities	(282,225)	(4,194)	(11,068)	(371,678)	(36,734)
Purchase of equity method investment	—	(10,740)	—	(10,740)	—
Purchase of other investments	—	—	(417)	—	(417)
Receipt of loan payments	—	8,375	—	8,375	—
Proceeds from sale of assets	—	2,677	—	2,677	1,544
Transfer of restricted cash and investments	3	3	(4)	23	(14)

Net cash used for investing activities	(310,200)	(30,561)	(47,258)	(441,735)	(128,545)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(1,024)	(1,576)	(1,038)	(4,164)	(4,449)
Excess tax benefit on equity-based compensation plans	137	204	11,878	2,292	15,106
Net cash received in settlement (paid in advance for) stock repurchase contracts	79,189	51,005	—	55,194	(50,000)
Treasury stock purchases	(18,909)	(20,642)	(8,617)	(111,604)	(157,563)
Reissuances of treasury stock related to employee stock purchase plan	7,902	—	6,521	16,760	13,676
Proceeds from issuance of common stock	301	1,311	5,980	1,776	10,222

Net cash provided by (used for) financing activities	67,596	30,302	14,724	(39,746)	(173,008)

Effect of exchange rate changes on cash	(454)	(1,147)	4,591	(2,697)	15,576
Net increase (decrease) in cash and cash equivalents	(96,661)	167,610	213,650	(81,865)	396,943
Cash and cash equivalents at beginning of period	1,506,928	1,339,318	729,060	1,492,132	545,767

Cash and cash equivalents at end of period	$1,410,267	$1,506,928	$942,710	$1,410,267	$942,710

Lam Announces Financial Results for the March 2012 Quarter

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	March 25, 2012	December 25, 2011
U.S. GAAP net income	$45,604	$33,212
Pre-tax non-GAAP items:
Costs associated with customer bankruptcy filing - cost of goods sold	2,610	—
Restructuring and impairments - cost of goods sold	—	(859)
Acquisition costs - operating expenses	3,195	6,860
Integration costs - operating expenses	8,441	—
Bad debt and other expenses associated with customer bankruptcy filing - operating expenses	640	—
Amortization of convertible note discount - other income (expense), net	6,750	6,671
Net tax benefit on non-GAAP items	(6,619)	(4,871)

Non-GAAP net income	$60,621	$41,013

Non-GAAP net income per diluted share	$0.50	$0.34

Number of shares used for diluted per share calculation	120,956	120,873

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended	Three Months Ended
	March 25, 2012	December 25, 2011
U.S. GAAP gross margin	$267,147	$234,826
Pre-tax non-GAAP items:
Costs associated with customer bankruptcy filing - cost of goods sold	2,610	—
Restructuring and impairments - cost of goods sold	—	(859)

Non-GAAP gross margin	$269,757	$233,967

U.S. GAAP gross margin as a percentage of revenue	40.5%	40.2%
Non-GAAP gross margin as a percentage of revenue	40.9%	40.1%
U.S. GAAP operating expenses	$209,029	$187,280
Pre-tax non-GAAP items:
Acquisition costs - operating expenses	(3,195)	(6,860)
Integration costs - operating expenses	(8,441)	—
Bad debt and other expenses associated with customer bankruptcy filing - operating expenses	(640)	—

Non-GAAP operating expenses	$196,753	$180,420

Non-GAAP operating income	$73,004	$53,547

Non-GAAP operating margin as a percent of revenue	11.1%	9.2%